Exhibit 21

                     SUBSIDIARIES OF THE REGISTRANT




TITLE                                  STATE OF INCORPORATION

UBC Holding Company, Inc.                    West Virginia

United National Bank                         West Virginia

United Brokerage Services, Inc.              West Virginia

United Mortgage Company                      West Virginia

George Mason Bankshares, Inc.                Virginia

United Bank                                  Virginia

George Mason Mortgage Company                Virginia

United Venture Fund, Inc.                    West Virginia

UB Holding Company, Inc.                     West Virginia





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